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                                                                    EXHIBIT 23.6

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

The Board of Directors
EEX Corporation
2500 CityWest Blvd., Suite 1400
Houston, TX 77042


     We hereby consent to the use in Amendment No. 4 to Registration Statement No. 333-91014 of Newfield Exploration Company ("Newfield") on Form S-4 (the "Registration Statement") and in the Proxy Statement/Prospectus of EEX Corporation ("EEX"), which is part of the Registration Statement, of our opinion dated May 29, 2002 appearing as Annex C to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary," "THE MERGER -- Background of the Merger," "THE MERGER -- EEX's Reasons for the Merger; Recommendation of the EEX Board of Directors" and "THE MERGER -- Opinions of Financial Advisors to EEX." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:    /s/ SHANNON E. YOUNG, III
                                           -------------------------------------
                                                   Shannon E. Young, III

                                                      Vice President


New York, NY

October 7, 2002